UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2016

Signet Jewelers Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-32349	98-1028854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Clarendon House, 2 Church Street, Bermuda, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412965872

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Signet Jewelers Limited’s ("Signet’s") Common Shares is currently listed on the New York Stock Exchange ("NYSE") and the London Stock Exchange ("LSE"). Signet has today filed a voluntary application with the United Kingdom’s Financial Conduct Authority to delist its Common Shares from the LSE.

Signet took this action because less than 1% of its annual trading volume is executed on the LSE. As a result, the benefit of LSE listing is outweighed by the monetary expense, regulatory burdens, and time spent on LSE-driven activity.

Shares will continue to be traded on the LSE until close of business on March 14, 2016 and cancellation from trading will take effect from 08.00 GMT on March 15, 2016.

Signet will continue to have its Common Shares listed on the NYSE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet Jewelers Limited

February 16, 2016	By:	Mark A. Jenkins

Name: Mark A. Jenkins
Title: Chief Governance Officer & Corporate Secretary